                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

  Filed by the registrant [X]

  Filed by a party other than the registrant [ ]

  Check the appropriate box:

  [ ] Preliminary proxy statement           [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

  [X] Definitive proxy statement

  [ ] Definitive additional materials

  [ ] Soliciting material pursuant to Rule
      14a-11(c) or Rule 14a-12

                          INSURANCE AUTO AUCTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

  [X] No Fee Required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

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


  (5) Total fee paid:

--------------------------------------------------------------------------------

  [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

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  (2) Form, schedule or registration statement no.:

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  (3) Filing party:

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  (4) Date filed:

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

                         [INSURANCE AUTO AUCTIONS LOGO]

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                              SCHAUMBURG, IL 60173

                                  May 4, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Insurance Auto Auctions, Inc. (the "Company") to be held on June 13, 2001 at 10:00 a.m. at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. If you decide to attend the meeting, you may still vote in person even if you have previously submitted a proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          THOMAS C. O'BRIEN
                                          Thomas C. O'Brien
                                          Chief Executive Officer

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 13, 2001

     The 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Insurance Auto Auctions, Inc. (the "Company") will be held on June 13, 2001 at 10:00 a.m. at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, for the following purposes:

          1. To elect eight Directors of the Company to serve until the next annual meeting or until their successors have been elected and qualified;

          2. To approve the adoption of the Company's Amended and Restated Employee Stock Purchase Plan increasing the number of shares of common stock reserved for issuance thereunder by 75,000 shares.

          3. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 20, 2001 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at Illinois Corporation Service Co., 700 S. 2nd Street, Springfield, IL 62704 and at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, during regular business hours until the Annual Meeting.

     Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your proxy as promptly as possible. You may also submit your proxy by telephone or over the Internet. Should you receive more than one proxy because your shares are registered in different names, each proxy should be submitted to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          THOMAS C. O'BRIEN
                                          Thomas C. O'Brien
                                          Chief Executive Officer

Schaumburg, Illinois
May 4, 2001

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 13, 2001

                                    GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on June 13, 2001 at 10:00 a.m. at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143. Shareholders of record on April 20, 2001 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy and Notice of Annual Meeting are first being mailed to shareholders on or about May 4, 2001.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     On April 20, 2001, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,732,935 shares of Common Stock outstanding. No shares of the Company's Preferred Stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at the Annual Meeting. The eight candidates for election as directors receiving the highest number of votes (and who each receive the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting) will be elected directors of the Company. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares represented and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

PROXIES

     Shareholders may submit their proxies in writing or by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are presented on the proxy card. When properly completed and returned to the Company or properly submitted by telephone or over the Internet, the proxy will be voted as marked on the proxy or as submitted by telephone or over the Internet. If no instructions are given, all the shares represented by this proxy will be voted FOR the election of each of the nominees as directors and FOR ratification of the appointment of the Company's independent auditors.

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Chief Financial Officer of the Company at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, a notice of revocation or another signed proxy with a later date. A proxy may also be revoked by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, personal interview or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers, or employees of the Company for any such services. Also, the Company has retained MalCon Proxy Advisors, Inc. ("MalCon") to assist in soliciting proxies. The Company will pay MalCon a fee of approximately $5,000, plus expenses for their services.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company pursuant to Rule 14a-8 that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting must be received by the Company at its principal executive offices no later than December 31, 2001 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. In addition, shareholders wishing to bring a proposal before the Annual Meeting in 2002 (but not include it in the Proxy Statement) must provide notice of the proposal to the Company on or before March 21, 2002. The Company may exercise discretionary authority with respect to any Shareholder proposals received by the Company after March 21, 2002.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Board of Directors has nominated the eight nominees listed below (the "Nominees") for election as directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified. Each of the eight Nominees are presently directors of the Company. As of the date of this Proxy Statement, each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any Nominee will be unavailable to serve. In the event that any Nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy. Unless otherwise instructed in the proxy, the proxy holders will vote the proxies received by them FOR each of the Nominees. The eight Nominees receiving the highest number of votes at the Annual Meeting (and who each receive the affirmative vote of a majority of the shares represented and entitled to vote) will be elected directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

NOMINEES

     Set forth below is information regarding the Directors of the Company, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were or are selected as Directors and their ages as of March 31, 2001:

                                                                    YEAR FIRST ELECTED
                                                                       OR APPOINTED
NOMINEES                                                      AGE        DIRECTOR
--------                                                      ---   ------------------
Joseph F. Mazzella..........................................  49           1999
Thomas C. O'Brien...........................................  47           2000
Maurice A. Cocca(1)(2)(3)...................................  57           1997
Susan B. Gould(2)...........................................  63           1991
Peter H. Kamin(1)...........................................  39           1999
Melvin R. Martin(3).........................................  70           1992
Jeffrey W. Ubben(2)(3)......................................  41           2001
John K. Wilcox(1)...........................................  65           1998

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

(3) Member of Governance Committee

     JOSEPH F. MAZZELLA was appointed Chairman in February 2001 and has been a Director of the Company since January 1999. In March 2000, Mr. Mazzella joined Nutter McClennen & Fish, LLC, a law firm in Boston, Massachusetts as a partner. From 1980 until March 2000, Mr. Mazzella was a partner of Lane, Altman & Owens, a law firm in Boston, Massachusetts. He is a director of Alliant Techsystems, Inc. and Data Transmission Network Systems, Inc.

     THOMAS C. O'BRIEN became President and Chief Executive Officer in November 2000. As President and Chief Executive Officer, Mr. O'Brien oversees the Company's overall corporate administration as well as strategic planning. Prior to joining IAA, Mr. O'Brien served as President of Thomas O'Brien & Associates from 1999 to 2000, Executive Vice President of Safelite Glass Corporation from 1998 to 1999, Executive Vice President of Vistar, Inc. from 1996 to 1997 and President of U.S.A. Glass, Inc. from 1992 to 1996.

     MAURICE A. COCCA has been a Director of the Company since February 1997. From November 1993 to November 1995, Mr. Cocca was Managing Director of The Fisons Laboratory Supplies Division of Fisons PLC. This Division is a distributor of laboratory supplies that was later acquired by Fisher Scientific. Mr. Cocca has served as Vice Chairman of J & W Scientific Holdings from April 1996 through April 2000.

     SUSAN B. GOULD has been a Director of the Company since October 1991. Ms. Gould is the founder, and since 1988 has been President, of Gould & Associates, a human resources consulting firm specializing in outplacement and organizational team building. Ms. Gould is also a director of the Zitter Group.

     PETER H. KAMIN became a Director of the Company in February 2001 and was previously a director from January 1999 through October 2000. Since July 2000, Mr. Kamin has been a partner of ValueAct Capital Partners, L.P. From January 1992 to July 2000, Mr. Kamin was a Partner of Peak Investment, L.P. Mr. Kamin is also a director of TFC Enterprises, Inc. Mr. Kamin was appointed to the Board pursuant to the ValueAct Shareholder Agreement described below.

     MELVIN R. MARTIN has been a Director of the Company since January 1992. Since December 1992, Mr. Martin has been a General Partner of MRM Investments Limited Partnership, owners and operators of rental properties.

     JEFFREY W. UBBEN became a Director of the Company in February, 2001. Mr. Ubben is the founder and Managing Partner of ValueAct Capital Partners, L.P., an investment partnership focused primarily on making a limited number of investments in small capitalization public companies. From 1995 to 2000, Mr. Ubben was

Managing Partner of Blum Capital Partners. Mr. Ubben is also a director of Playtex Products. Mr. Ubben was appointed to the Board pursuant to the ValueAct Shareholder Agreement described below.

     JOHN K. WILCOX has been a Director of the Company since February 1998. From November 1994 until November 1997, Mr. Wilcox was Group Vice President, personal lines finance and planning of Allstate Insurance Company.

     On February 15, 2001, the Company entered into a Shareholder Agreement (the "Shareholder Agreement") with ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., VA Partners, LLC, Jeffrey W. Ubben, Peter H. Kamin, and George F. Hamel, Jr. (the "ValueAct Shareholders"). Pursuant to the terms of the Shareholder Agreement, among other things, the ValueAct Shareholders agreed to vote all of their shares in favor of electing Mr. Ubben, Mr. Kamin, Mr. Cocca, Ms. Gould, Mr. Martin, Mr. Mazzella, Mr. O'Brien and Mr. Wilcox to the Board at the Company's June 2001 annual meeting of shareholders.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held twenty-four meetings, seventeen of which were special meetings. As of December 31, 2000, the Board of Directors had a standing Audit Committee, Compensation Committee and Governance Committee

     The Audit Committee is primarily responsible for, among other things, approving the services performed by the Company's independent auditors, reviewing financial statements of the Company, determining the adequacy of the Company's accounting practices and determining the effectiveness of the Company's systems of internal accounting controls. The Audit Committee is comprised of three Directors who are not employees of or consultants to the Company. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirement that audit committee members all be independent directors. The Audit Committee consists of Mr. Wilcox, its Chairman, Mr. Cocca and Mr. Kamin. The Audit Committee held three meetings during 2000.

     The Compensation Committee is primarily responsible for, among other things, reviewing and approving the Company's compensation policies and setting the compensation levels for those executive officers and employees reporting directly to the Company's Chief Executive Officer. The Compensation Committee is also responsible for the administration of the Company's stock option plans and Employee Stock Purchase Plan. The Compensation Committee currently consists of Ms. Gould, its Chairperson, Mr. Cocca and Mr. Ubben. The Compensation Committee held four meetings during 2000.

     The Governance Committee is primarily responsible for, among other things, the CEO performance evaluation process, conducting searches for new directors and general board governance matters. The Governance Committee consists of Mr. Cocca, its Chairperson, Mr. Martin and Mr. Ubben. The Governance Committee held one meeting during 2000. There is no formal Committee procedure for consideration of shareholder recommendations of nominees for Board membership.

     During 2000, no director, except for Mr. Peter Kamin, who resigned as a director of the Company on October 27, 2000 and was reappointed on February 15, 2001 pursuant to the Shareholder Agreement, attended fewer than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of Committees of the Board of Directors on which he or she served that were held during the period or which he or she was a Board or Committee member.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors has reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2000 with management. In addition, we have discussed with KPMG LLP, the independent auditing firm for the Company, the matters required by Statement on Auditing Standards No. 61.

     The Committee also has received the written report from KPMG LLP required by Independence Standards Board Statement No. 1, and has reviewed, evaluated and discussed the written report with that firm and its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

     Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K, to be filed with the Securities and Exchange Commission.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included in this Proxy Statement as Appendix A.

                                AUDIT COMMITTEE

     John K. Wilcox, Chairman        Maurice A. Cocca        Peter H. Kamin

COMPENSATION OF DIRECTORS

     For 2000, each non-employee Director was entitled to receive an annual retainer fee of $18,000, a $1,000 fee for each regularly scheduled Board meeting attended, a $500 fee for each committee meeting attended (other than on the date of a regularly scheduled Board meeting), and an annual fee of $3,000 if such non-employee Director served as a Chairperson of a Committee. Non-employee Directors are also reimbursed for expenses incurred in attending such meetings.

     Each non-employee Director is also eligible to receive periodic option grants for shares of the Company's Common Stock pursuant to the automatic option grant program in effect under the Company's 1991 Stock Option Plan. Under this automatic option grant program, each individual who becomes a non-employee Board member is granted an option to purchase 10,000 shares of Common Stock on the date such individual joins the Board. In addition, each non-employee Director is also entitled to receive an automatic option to purchase 2,000 shares of Common Stock on the last business day of the second quarter of each fiscal year during which such individual continues to serve on the Board. Each automatic option grant becomes exercisable in four successive quarterly installments with the first such installment to become exercisable on the last day of the fiscal quarter immediately following the date of grant, provided the non-employee Director continues to serve on the Board. However, each option will become immediately exercisable for all of the option shares in the event of a change of control of the Company.

     Mr. Martin and the Company are parties to an agreement for services pursuant to which Mr. Martin is compensated on a daily basis for consulting services, primarily in the areas of acquisitions and real estate. In 2000, Mr. Martin received no compensation pursuant to the agreement.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company and its subsidiaries during each of the last three years, by the Company's current and former Chief Executive Officer and each of the Company's other four most highly compensated executive officers. The individuals whose compensation is disclosed in the following tables are hereafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                   ANNUAL COMPENSATION              ------------
                                        -----------------------------------------    SECURITIES
                                                                   OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------      ----   ------------   --------   ---------------   ------------   ---------------
Thomas C. O'Brien..............  2000      34,000(2)        --         2,000(3)       300,000(4)           --
President and                    1999          --           --            --               --              --
Chief Executive Officer          1998          --           --            --               --              --

Christopher G.
  Knowles(5)(10)...............  2000     298,000       33,000        17,000(3)            --           6,000(6)
Chief Executive Officer          1999     284,000      146,000        10,000(3)       100,000(7)           --
                                 1998      18,000           --            --           42,000(8)       24,000(9)

Gerald C. Comis................  2000     155,000       17,000        17,000(3)            --           6,000(6)
Vice President,                  1999     155,000       60,000        18,000(3)            --           6,000(6)
Customer Service and             1998     153,000       33,000        18,000(3)        37,500           6,000(6)
Industry Relations

Marcia A. McAllister(10).......  2000     152,000       17,000        17,000(3)            --           6,000(6)
Vice President,                  1999     152,000       59,000        18,000(3)            --           6,000(6)
Government Affairs               1998     150,000       33,000        18,000(3)        38,000           6,000(6)

Stephen L. Green(11)...........  2000     150,000       37,000        17,000(3)            --           6,000(6)
Vice President-Finance           1999     146,000       57,000        18,000(3)            --           6,000(6)
and Chief Financial Officer      1998     121,000       27,000        18,000(3)        38,000           5,000(6)

Gaspare G. Ruggirello(12)......  2000     145,000       36,000        17,000(3)            --           6,000(6)
Vice President,                  1999     141,000       55,000        17,000(3)            --           5,000(6)
Corporate Counsel & Secretary    1998     132,000        9,000        15,000(3)            --           3,000(6)

Christine J. Atkins(13)........  2000      94,000       28,000        20,000(3)            --          74,000(14)
Vice President, Information      1999      89,000       36,000        11,000(3)        10,000(15)          --
Technology, CIO                   --           --           --            --               --              --

---------------

 (1) Includes salary deferred under the Company's 401(k) Plan and Section 125 Plan. All amounts are rounded to the nearest thousand.

 (2) Mr. O'Brien became an employee on November 28, 2000. The salary paid to Mr. O'Brien for the 2000 fiscal year was based on his employment agreement dated November 17, 2000.

 (3) Automobile allowance.

 (4) Mr. O'Brien received a stock option grant for 300,000 shares pursuant to his employment agreement dated November 17, 2000.

 (5) Mr. Knowles was a Director of the Company from 1994 until his resignation in February 2001. He served as Chief Executive Officer of the Company from December 1998 through November 2000.

 (6) Represents matching contributions that the Company made to its 401(k) Plan on behalf of the Named Officer.

 (7) Mr. Knowles received a stock option grant for 100,000 shares pursuant to his employment agreement dated June 3, 1999.

 (8) Mr. Knowles received a stock option grant for 40,000 shares at the time he became Chief Executive Officer in December 1998. In June 1998, Mr. Knowles received an automatic option grant for 2,000 shares for serving as a Director of the Company.

 (9) Director's fees paid to Mr. Knowles prior to becoming Chief Executive Officer.

(10) Mr. Knowles and Ms. McAllister are married.

(11) Mr. Green resigned as Vice President, Finance, Chief Financial Officer and Assistant Secretary on March 9, 2001.

(12) Mr. Ruggirello resigned as Vice President, Corporate Counsel and Secretary on March 9, 2001.

(13) Ms. Atkins resigned as Vice President, Information Technology and Chief Information Officer on August 22, 2000.

(14) Represents a payment of $70,000 made to Ms. Atkins in connection with her resignation and $4,000 matching contributions that the Company made to its 401(k) Plan on behalf of Ms. Atkins.

(15) Ms. Atkins received a stock option grant for 10,000 shares pursuant to her employment on May 10, 1999.

STOCK OPTIONS

     The following table sets forth information with respect to the Named Officers concerning grants of stock options made during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL REALIZABLE
                                                                                                               VALUE AT
                                                         INDIVIDUAL GRANTS                               ASSUMED ANNUAL RATES
                              -----------------------------------------------------------------------          OF STOCK
                              NUMBER OF SECURITIES   % OF TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                               UNDERLYING OPTIONS        GRANTED TO                                           OPTION TERM
                                    GRANTED             EMPLOYEES IN      EXERCISE PRICE   EXPIRATION   -----------------------
NAME                                 (#)(1)            FISCAL YEAR(2)       ($/SH)(3)         DATE      5% ($)(4)    10% ($)(4)
----                          --------------------   ------------------   --------------   ----------   ----------   ----------
Thomas C. O'Brien...........        300,000(5)              83.6             $10.813        11/20/10    $1,320,593   $3,077,543
Christopher G. Knowles......             --                   --                  --              --           --            --
Gerald C. Comis.............             --                   --                  --              --           --            --
Marcia A. McAllister........             --                   --                  --              --           --            --
Stephen L. Green............             --                   --                  --              --           --            --
Gaspare G. Ruggirello.......             --                   --                  --              --           --            --
Christine J. Atkins.........             --                   --                  --              --           --            --

---------------

(1) Each option was granted under the Company's 1991 Stock Option Plan. Each option will become immediately exercisable for all the option shares in the event of a change of control of the Company. Each option has a maximum term of 7 or 10 years, subject to earlier termination in the event that the optionee ceases to provide services to the Company.

(2) Based upon options to purchase an aggregate of 359,000 shares granted to employees in 2000.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may, at its discretion, also loan the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation from the date of grant are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's Common Stock that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other specific level. No gain will in fact be realized by the optionees unless the stock price appreciates over the option term, which will also benefit all shareholders of the Company.

(5) The option becomes exercisable in four equal annual installments with the first such installment exercisable upon Mr. O'Brien's completion of one year of service. In the event of a Change of Control or a Corporate Transaction, in each case, within six (6) months following the date of the Agreement, the Option shall immediately terminate prior to such occurrence and shall neither accelerate pursuant to the Option Plan nor be exercisable from and after such time.

     The following table sets forth information with respect to unexercised options held as of the end of the 2000 fiscal year by the Named Officers. No stock options were exercised during the 2000 fiscal year by the Named Officers. No stock appreciation rights were outstanding at the end of 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                  FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)(2)
                                             ----------------------------    ----------------------------
NAME                                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                         -----------    -------------    -----------    -------------
Thomas C. O'Brien..........................         --         300,000             --          356,100
Christopher G. Knowles.....................    184,000              --         45,500(3)            --
Gerald C. Comis............................     48,250          11,250         69,450            6,325
Marcia A. McAllister.......................     36,250          11,250         69,450            6,325
Stephen L. Green...........................     30,000          12,500         32,575(4)        10,700
Gaspare G. Ruggirello......................     30,000          12,500         29,059(5)         9,528
Christine J. Atkins........................     10,000              --             --               --

---------------

(1) "In-the-money" options are options whose exercise price was less than the market price of the Common Stock on December 31, 2000, the last day of the 2000 fiscal year.

(2) Based upon the market price of $12.00 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq Stock Market on December 31, 2000, less the exercise price payable per share.

(3) Upon the termination of Mr. Knowles' employment agreement and his resignation as a Director of the Company, the Company accelerated the vesting of options for 184,000 shares and extended the exercisability of all of Mr. Knowles outstanding vested options until March 31, 2002.

(4) Per Mr. Green's separation agreement, all of his outstanding stock options became 100% vested and exercisable on April 20, 2001. Such vested stock options will continue to be exercisable until the earlier of such stock options' expiration date or June 9, 2002.

(5) Per Mr. Ruggirello's separation agreement, all of his outstanding stock options became 100% vested and exercisable on March 3, 2001. Such vested stock options will continue to be exercisable until the earlier of such stock options' expiration date or June 30, 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers, including the Chief Executive Officer, and has the sole and exclusive authority to administer the Company's stock option plans.

     COMPENSATION ARRANGEMENTS. The compensation paid to Thomas C. O'Brien, President and Chief Executive Officer of the Company, for the 2000 fiscal year was based on a November 17, 2000 employment agreement (the "O'Brien Agreement"). Under the O'Brien Agreement, Mr. O'Brien is entitled to an annual base salary of $350,000 and a performance incentive bonus of at least 40% of his annual salary based upon the achievement of target performance goals. Mr. O'Brien will be entitled to receive 40% or more of his annual salary as a performance incentive if his performance exceeds the goals and objectives determined by the

Board. Also, pursuant to the O'Brien Agreement, the Company granted Mr. O'Brien an option to purchase 300,000 shares of the Company's Common Stock. The option becomes exercisable in four equal annual installments with the first such installment exercisable upon Mr. O'Brien's completion of one year of service.

     The compensation paid to Christopher G. Knowles, former Chief Executive Officer of the Company, for the 2000 fiscal year was based on a June 3, 1999 employment agreement (the "Knowles Agreement"). Under the Knowles Agreement, Mr. Knowles was entitled to an annual base salary of $310,000 and a performance incentive bonus of at least 40% of his annual salary based upon the achievement of target performance goals. Mr. Knowles was entitled to receive additional incentive amounts to the extent target performance goals were exceeded, all in accordance with the provisions of the Company's incentive program for officers. Also, pursuant to the Knowles Agreement, the Company granted Mr. Knowles an option to purchase 100,000 shares of the Company's Common Stock. The Knowles Agreement was terminated on December 31, 2000. After the termination of the Knowles agreement and his subsequent resignation as a Director of the Company, the Company entered into a letter agreement with Mr. Knowles dated February 15, 2001 whereby the Company accelerated the vesting of options for 184,000 shares and extended the exercisability of all of Mr. Knowles outstanding vested options until March 31, 2002.

     In connection with his resignation as Chairman of the Board and as a Director of the Company, Mr. Thomas O'Malia entered into a letter agreement with the Company dated February 15, 2001. In consideration for Mr. O'Malia's resignation from all positions with the Company and its subsidiaries and the termination of his Consulting Agreement, originally entered into on December 1, 1988, the Company agreed to pay Mr. O'Malia the balance of his $100,000 annual retainer.

     In connection with her resignation as Vice President, Information Technology and Chief Information Officer, Ms. Atkins entered into an Agreement with the Company dated as of August 22, 2000. In consideration for Ms. Atkin's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Ms. Atkins a lump sum payment of $94,960. In addition, the Company accelerated the vesting of 10,000 previously granted options and extended the exercisability of all of Ms. Atkin's outstanding vested options until May 31, 2001. Ms. Atkins released the Company from any and all claims arising from or relating to her employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     In connection with his resignation as Vice President -- Finance and Chief Financial Officer, Mr. Green entered into an Agreement with the Company dated as of April 12, 2001. In consideration for Mr. Green's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Mr. Green a lump sum payment of $224,700. In addition, the Company accelerated the vesting of 42,500 previously granted options and extended the exercisability of all of Mr. Green's outstanding vested options until June 9, 2002. Mr. Green and the Company released each other from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     In connection with his resignation as Vice President, Corporate Counsel and Secretary, Mr. Ruggirello entered into an Agreement with the Company dated as of February 23, 2001. In consideration for Mr. Ruggirello's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Mr. Ruggirello a lump sum payment of $206,200. In addition, the Company accelerated the vesting of 42,500 previously granted options and extended the exercisability of all of Mr. Ruggirello's outstanding vested options until June 30, 2002. Mr. Ruggirello released the Company from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     Effective August 9, 2000, the Company entered into a Executive Severance Plan for Officers with each of the Executive Officers, except for Mr. Knowles. Below is a general description of certain terms and conditions of the Executive Severance Plan.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package consists of: (i) base salary (ii) annual incentive compensation and (iii) long-term stock-based incentive compensation.

     BASE SALARY. In 2000, the Compensation Committee determined not to increase officer base salaries so that a larger portion of total compensation would be contingent upon the Company's financial performance. However, certain executives officers of the Company, including certain of the Named Officers, received base salary increases in recognition of their undertaking additional responsibilities. The Company also provides its executive officers with perquisites, such as automobile allowances and relocation expenses, which are designed to match the fringe benefits provided to executive officers of similarly-sized or comparable companies with which the Company competes for executive talent.

     ANNUAL INCENTIVE COMPENSATION. Annual bonuses are payable to Executive Officers of the Company based upon the achievement of objectively quantifiable and measurable goals and objectives determined in advance by the Compensation Committee. Pursuant to the Company's incentive program, Mr. Knowles received a bonus of $33,000 for 2000 and the Named Officers received bonuses averaging 16 percent of base salary.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. The Company makes stock option grants that in general are designed to align the interests of the executive officers with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Option grants are typically made at the initial employment of the executive and reviewed periodically thereafter. The number of shares underlying the options are based upon the level of the officer's responsibilities and internal comparability considerations.

     Option grants allow the officer to acquire shares of Common Stock at a fixed price per share (the closing price on the date preceding the grant date) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a one-year or four-year period, contingent upon the executive officer's continued service relationship with the Company. Accordingly, the option will typically provide a return to the executive officer only if he or she remains a service provider to the Company, and then only if the market price of the Company's Common Stock appreciates over the option term.

     TAX LIMITATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held corporations for compensation exceeding $1 million paid to certain of the Company's executive officers. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 2001 will exceed the $1 million limit per officer. In addition, the Company's 1991 Stock Option Plan limits the maximum number of shares of common stock for which any one participant may be granted stock options over the remaining term of the plan so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

                             COMPENSATION COMMITTEE

     Susan B. Gould            Maurice A. Cocca            Jeffrey W. Ubben

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Ms. Gould, Mr. Cocca and Mr. Ubben. Neither of these individuals was at any time during the fiscal year ended December 31, 2000 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-US Companies Index and (ii) the Nasdaq Stock Market SIC Peer Group 5000-5099 Index (which includes companies listed on Nasdaq that are primarily engaged in the wholesale distribution of durable goods) for the five-year period from December 31, 1995 through December 31, 2000. This graph assumes the investment of $100 on December 31, 1995 in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq SIC Peer Group index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                   AMONG NASDAQ STOCK MARKET -- US COMPANIES,
                 NASDAQ STOCK MARKET SIC PEER GROUP 5000 - 5099
                       AND INSURANCE AUTO AUCTIONS, INC.

                              (PERFORMANCE GRAPH)

TOTAL RETURN INDEX FOR:                    12/31/95    12/29/96    12/31/97    12/31/98    12/31/99    12/31/00
-----------------------                    --------    --------    --------    --------    --------    --------
Insurance Auto Auctions, Inc. .........     100.0        88.4       107.0       110.5       146.5       111.6
Nasdaq Stock Market....................     100.0       123.0       150.7       212.5       394.9       237.7
Peer Groups............................     100.0       103.3       107.2       103.7       118.0        85.0

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those prior or future filings made by the Company under those statutes.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following is a description of the employment or consulting agreements in effect between the Company and certain of its directors and the Named Officers.

     The compensation paid to Thomas C. O'Brien, President and Chief Executive Officer of the Company, for the 2000 fiscal year was based on a November 17, 2000 employment agreement (the "O'Brien Agreement"). Under the O'Brien Agreement, Mr. O'Brien is entitled to an annual base salary of $350,000 and a performance incentive bonus of at least 40% of his annual salary based upon the achievement of target performance goals. Mr. O'Brien will be entitled to receive 40% or more of his annual salary as a performance incentive if his performance exceeds the goals and objectives determined by the Board. Also, pursuant to the O'Brien Agreement, the Company granted Mr. O'Brien an option to purchase 300,000 shares of the Company's Common Stock. The option becomes exercisable in four equal annual installments with the first such installment exercisable upon Mr. O'Brien's completion of one year of service.

     The compensation paid to Christopher G. Knowles, former Chief Executive Officer of the Company, for the 2000 fiscal year was based on a June 3, 1999 employment agreement (the "Knowles Agreement"). Under the Knowles Agreement, Mr. Knowles was entitled to an annual base salary of $310,000 and a performance incentive bonus of at least 40% of his annual salary based upon the achievement of target performance goals. Mr. Knowles was entitled to receive additional incentive amounts to the extent target performance goals were exceeded, all in accordance with the provisions of the Company's incentive program for officers. Also, pursuant to the Knowles Agreement, the Company granted Mr. Knowles an option to purchase 100,000 shares of the Company's Common Stock. The Knowles Agreement was terminated on December 31, 2000. After the termination of the Knowles agreement and his subsequent resignation as a Director of the Company, the Company entered into a letter agreement with Mr. Knowles dated February 15, 2001, whereby the Company accelerated the vesting of options for 184,000 shares and extended the exercisability of all of Mr. Knowles outstanding vested options until March 31, 2002.

     In connection with his resignation as Chairman of the Board and as a Director of the Company, Mr. Thomas O'Malia entered into a letter agreement with the Company dated February 15, 2001. In consideration for Mr. O'Malia's resignation from all positions with the Company and its subsidiaries and the termination of his Consulting Agreement, originally entered into on December 1, 1988, the Company agreed to pay Mr. O'Malia a lump sum payment of $100,000.

     In connection with her resignation as Vice President, Information Technology and Chief Information Officer, Ms. Atkins entered into an Agreement with the Company dated as of August 22, 2000. In consideration for Ms. Atkin's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Ms. Atkins a lump sum payment of $94,960. In addition, the Company accelerated the vesting of 10,000 previously granted options and extended the exercisability of all of Ms. Atkin's outstanding vested options until May 31, 2001. Ms. Atkins released the Company from any and all claims arising from or relating to her employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     In connection with his resignation as Vice President -- Finance and Chief Financial Officer, Mr. Green entered into an Agreement with the Company dated as of April 12, 2001. In consideration for Mr. Green's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Mr. Green a lump sum payment of $224,700. In addition, the Company accelerated the vesting of 42,500 previously granted options and extended the exercisability of all of Mr. Green's outstanding vested options until June 9, 2002. Mr. Green and the Company released each other from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     In connection with his resignation as Vice President, Corporate Counsel and Secretary, Mr. Ruggirello entered into an Agreement with the Company dated as of February 23, 2001. In consideration for Mr. Ruggirello's resignation from all positions with the Company and its subsidiaries, the Company agreed to pay Mr. Ruggirello a lump sum payment of $206,200. In addition, the Company accelerated the vesting of

42,500 previously granted options and extended the exercisability of all of Mr. Ruggirello's outstanding vested options until June 30, 2002. Mr. Ruggirello released the Company from any and all claims arising from or relating to his employment with the Company (except for indemnification claims under any applicable law or the Company's standard form of Indemnification Agreement).

     Effective August 9, 2000, the Company entered into a Executive Severance Plan for Officers with each of the Executive Officers, except for Mr. Knowles. Below is a general description of certain terms and conditions of the Executive Severance Plan.

     Unless otherwise increased by the Company in its sole discretion, if the Company terminates the Executive Officer's employment for any reason other than for "Cause" or if the Executive Officer voluntarily terminates employment with the Company and all of its Affiliates for "Good Reason," the Executive Officer shall receive, in exchange for providing the Company with a duly executed "Waiver and Release Agreement" a benefit, generally representing one-month of severance pay for each year of service with a minimum severance pay of six (6) months and a maximum severance pay of twelve (12) months, in an amount equal to the product of (i) times (ii), where:

          (i) represents the sum of:

             (A) the Executive Officer's annualized base salary at the time the Executive Officer's employment is terminated, plus

             (B) the Executive's average annual bonus received over the eight fiscal quarters of the Company immediately preceding the Company's fiscal quarter during which the Executive Officer's employment is terminated, without exceeding the Executive Officer's target bonus for the Company's fiscal year during which the Executive Officer's employment is terminated, plus

             (C) the Executive Officer's auto allowance for the Company's fiscal year during which the Executive Officer's employment is terminated; and

          (ii) represents a fraction the numerator of which is the number of whole completed years of employment with the Company, but not less than six
     (6) nor more than twelve (12), and the denominator of which is twelve (12); provided, however, that in the event that the Executive Officer's termination of employment occurs within one (1) year following the date on which a new chief executive officer is hired by the Company, the Executive Officer shall receive twelve (12) months of severance pay generally calculated on the basis of the amounts set forth; provided, however, that the amount taken into account as the Executive Officer's bonus shall be equal to the Executive Officer's target bonus for the Company's fiscal year during which the Executive Officer's employment is terminated.

     An Executive Officer is not entitled to any benefit if the Company terminates such Executive Officer's employment for Cause, if the Executive Officer voluntarily terminates employment with the Company for any reason other than Good Reason, or if the Executive Officer's employment is terminated as a result of death or disability.

     "Cause" shall mean an Executive Officer's: (A) felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or impairs the value of the Executive Officer's services to the Company, or (B) engaging in one or more acts, or omitting to act, in a manner so as to violate a significant Company policy or fiduciary duty owed by the Executive Officer to the Company which results in material damage to the Company.

     "Good Reason" means a (i) significant diminution of the duties and responsibilities assigned to the Executive Officer, (ii) any material diminution in the Executive Officer's compensation or benefits previously provided to the Executive Officer, or (iii) a relocation, without the consent of the Executive Officer, of the Executive Officer's office at the Company or any of its Affiliates more than 75 miles from its current location.

     The Company has entered into a Change of Control Employment Agreement (the "Employment Agreement") with each of the Executive Officers. Below is a general description of certain terms and conditions of the Employment Agreement.

     In the event of a "Change of Control" of the Company followed within two years by (1) the termination of the executive's employment for any reason other than death, disability, or "Cause" or (2) the termination of the executive's employment by the executive for "Good Reason," the Employment Agreement provides that the executive shall be paid a lump sum cash amount equal to one and one-half times the executive's annual base salary and "Highest Annual Bonus" as defined in the Employment Agreement. In addition, the executive is entitled to continued employee welfare benefits for 18 months after termination of employment.

     "Change of Control" means (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of 50% or more of the voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the board of directors, (c) a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets, or (d) a liquidation or dissolution of the Company.

     "Cause" means the willful and continued failure of the executive to perform substantially the executive's duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

     "Good Reason" means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 75 miles from the executive's previous work location, a purported termination of the Employment Agreement by the Company other than in accordance with the Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Employment Agreement.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

     On February 15, 2001, the Company entered into a Shareholder Agreement (the "Shareholder Agreement") with ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., VA Partners, LLC, Jeffrey W. Ubben, Peter H. Kamin, and George F. Hamel (the "ValueAct Shareholders"). Pursuant to the terms of the Shareholder Agreement, the Board: (i) elected Mr. Kamin and Mr. Ubben as members of the Board, (ii) accepted the resignations of Thomas J. O'Malia and Christopher G. Knowles from the Board, including Mr. O'Malia's resignation as Chairman of the Board, and (iii) elected Joseph Mazzella as Chairman of the Board. Additionally, the ValueAct Shareholders agreed to vote all of their shares in favor of electing Mr. Ubben, Mr. Kamin, Mr. Cocca, Ms. Gould, Mr. Martin, Mr. Mazzella, Mr. O'Brien and Mr. Wilcox to the Board at the Company's June 2001 annual meeting of shareholders. The Shareholder Agreement also places certain restrictions on the ValueAct Shareholders. Without the prior consent of the Board, which must include the affirmative vote of at least two of the following "independent directors": Mr. Cocca, Ms. Gould, Mr. Martin and Mr. Wilcox, the ValueAct Shareholders will not: (i) prior to the second anniversary of the Shareholder Agreement, acquire any of the Company's shares unless after the acquisition the ValueAct Shareholders' own 25% or less of the Company's outstanding shares or the acquisition of shares is by Mr. Kamin or Mr. Ubben pursuant to the Company's 1991 Stock Option Plan; or (ii) prior to the three month anniversary of the Company's June 2001 annual meeting, (A) initiate, propose or otherwise cause a special meeting of the shareholders of the Company to elect directors of the Company; or (B) subject any shares to any arrangement which conflicts with the Shareholder Agreement; or (C) enter into any transaction with the Company unless the terms and conditions are determined by the Board, which includes the affirmative vote of two of the independent directors, to be "fair and reasonable" to the Company; or (D) seek, encourage or support, the election of members to the Board except as provided in the Shareholder Agreement, or seek the removal of any member of the Board other than Mr. Kamin or Mr. Ubben.

     M & M Acquisition. In January 1992, the Company purchased the auto salvage pool operations of M & M Auto Storage Pool, Inc. ("M & M"), and acquired a 10-year option to purchase 35 acres of land on which M & M's operation is located. Melvin R. Martin, the founder, chief executive officer and principal shareholder of such auto salvage operation, was elected a Director of the Company in January 1992. The Company is required to pay rent to Mr. Martin during the ten-year term of the lease relating to the real property owned by Mr. Martin. In 2000, the Company paid $359,406 pursuant to the lease. The Company believes the terms of the lease are no less favorable than those available from unaffiliated third party lessors.

     Mr. Martin and the Company are parties to an agreement for services pursuant to which Mr. Martin is compensated on a daily basis for consulting services, primarily in the areas of acquisitions and real estate. In 2000, Mr. Martin received no compensation pursuant to the agreement.

     Dallas, Texas Lease. The Company leases certain property located in Dallas, Texas from a partnership in which Mr. Martin is a partner. In 2000, the Company paid $468,000 in rent under this lease.

     PROPOSAL NO. 2: APPROVAL OF THE INSURANCE AUTO AUCTIONS, INC. AMENDED
                   AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors on March 9, 1993 and approved by the shareholders at the 1993 Annual Meeting held on June 8, 1993. A total of 75,000 shares of Common Stock were initially reserved for issuance under the Purchase Plan.

     The Board of Directors believes that it is in the best interests of the Company to continue to provide employees with an opportunity to purchase Common Stock through payroll deductions. There currently are approximately 2,560 shares of Common Stock originally reserved and remaining available for issuance under the Purchase Plan. This amount is inadequate to meet anticipated demand. On March 21, 2001, the Board of Directors approved the amendment and restatement to the Purchase Plan to increase the number of shares reserved under the Purchase Plan by 75,000 shares, from 75,000 to 150,000 shares. Shareholder approval of the amended and restated Purchase Plan is being sought as required under the Purchase Plan and applicable provisions of the Internal Revenue Code.

     Following the approval of the amended and restated Purchase Plan, there will be a total of approximately 77,560 shares available for issuance under the Purchase Plan, which is equal to approximately 0.67% of the outstanding Common Stock as of the record date. The amended and restated Purchase Plan also reflects certain other changes to the terms of the Purchase Plan as originally adopted and approved by shareholders. The discussion below describes the terms of the Purchase Plan as amended and restated.

SUMMARY OF THE PURCHASE PLAN

     The following is a brief summary of certain provisions of the Purchase Plan, as amended and restated. A full copy of the Purchase Plan is attached as Appendix B to this Proxy.

PURPOSE

     The purpose of the Purchase Plan is to promote the overall financial objectives of the Company and its shareholders by motivating participants in the plan to achieve long-term growth in shareholders' equity of the Company.

ADMINISTRATION

     The Purchase Plan is currently administered by a committee comprised of two or more non-employee Board members appointed from time to time by the Board (the "Committee"). All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Committee, and its decisions are final and binding upon all participants. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not serve on the Committee. The Company will pay for all costs and expenses incurred in the administration of the Purchase Plan.

ELIGIBILITY

     Any person who is a current employee of the Company (or of any of its subsidiaries) and who has completed three (3) months of continuous service as of the last business day prior to an enrollment date is eligible to participate in the Purchase Plan. As of the record date, approximately 750 employees were eligible to participate in the Purchase Plan and approximately 97 employees were participating.

PURCHASE PERIODS

     The Purchase Plan is currently implemented by successive six-month purchase periods. The purchase periods begin on each January 1 and July 1 during the term of the Purchase Plan.

     Eligible employees may elect to participate as of the first day of any purchase period. Any such election shall be made by completing and forwarding an enrollment and payroll deduction authorization form to the Company prior to such date. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an purchase period may not participate in the Purchase Plan until the commencement of the next purchase period.

PURCHASE PRICE

     The purchase price per share at which shares are purchased under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of the Company's Common Stock on the first day of the purchase period or (b) 85% of the fair market value of a share of the Company's Common Stock on the last day of the applicable purchase period. The fair market value of the Common Stock on a given date is equal to the closing selling price as reported by Nasdaq on such date, or if there were no sales on such date, the next preceding date on which sales were reported.

PAYMENT OF PURCHASE PRICE, PAYROLL DEDUCTIONS

     Purchase Plan shares are purchased with funds that are accumulated through payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's cash compensation for each payroll period before any deduction for required federal or state withholding or other amounts which may be withheld. A participant may increase or decrease the rate of payroll deduction as of any subsequent enrollment date by completing and filing with the Company a revised payroll deduction authorization form. Subject to certain limitations contained in the Purchase Plan, a participant may decrease his or her rate of payroll deductions during an purchase period by completing and filing a revised payroll deduction authorization form with the Company, but participants are limited to one reduction per purchase period. All payroll deductions are credited to the participant's payroll deduction account under the Purchase Plan. No interest is credited to any payroll deductions account.

PURCHASE OF STOCK, EXERCISE OF OPTION

     On the last day of each purchase period, the amount credited to each participating employee's payroll deduction account shall be applied to purchase as many shares of the Company's Common Stock as may be purchased with such amount at the applicable purchase price; provided, that no employee shall be permitted to purchase shares having a fair market value in excess of $25,000 in any calendar year. Any amounts remaining in an employee's payroll deduction account as of such purchase date in excess of the amount that may properly be applied to the purchase of shares of the Common Stock shall be refunded to the employee as soon as practicable.

WITHDRAWAL

     A participant may terminate his or her participation in the Purchase Plan at any time prior to the last 5 business days of the purchase period by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Upon receipt of such notice, payroll deductions on behalf of the employee shall be discontinued as soon as practicable and the employee may not again be eligible to participate in the Purchase

Plan until the next enrollment date. At the participant's election, amounts credited to the payroll deduction account of any employee who withdraws shall be paid to such employee as soon as practicable after receipt of such employee's notice of withdrawal or held for the purchase of shares at the end of the purchase period.

TERMINATION OF EMPLOYMENT

     If a participant's employment is terminated for any reason, including death, payroll deductions on behalf of the employee shall be discontinued and, at the election of the participant (or the personal representative of the participant's estate in the event of his of her death), any amounts then credited to the payroll deduction account for the then current purchase period shall be returned to the employee or used to purchase shares at the end of the purchase period.

CAPITAL CHANGES

     If any change is made in the capitalization of the Company, such as stock splits, stock dividends, mergers or consolidations, which results in an increase or decrease in the number of shares of Common Stock outstanding, the number of shares available for sale shall be equitably adjusted by the Committee to give proper effect to such change.

CHANGE IN CONTROL

     Upon a "change in control," the Committee may cause each purchase right to be immediately exercised for Common Stock or may provide that each purchase right may be purchased for the difference between the fair market value of the Common Stock underlying the purchase right over the purchase price of the Common Stock pursuant to the terms of the Purchase Plan (i.e. the lower of 85% of the fair market value of the shares on the first day of the purchase period or 85% of the fair market value of the shares on the change in control date). For purposes of the Purchase Plan, a "change in control" means the acquisition by an individual, entity or group of 25% or more of the Company's Common Stock, a change in the majority of the Board of Directors, a major corporate transaction, such as a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the Company's assets or a liquidation or dissolution of the Company.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

     The Board of Directors may at any time amend, suspend or terminate the Purchase Plan, even with prejudice to a participant. Furthermore, the Board of Directors may at any time amend, suspend or terminate an outstanding purchase right, even with prejudice to a participant. However, the Board of Directors may not materially increase the number of shares issuable the Purchase Plan, reduce the purchase price for the shares, materially increase the benefits to participants or materially modify the eligibility requirements to participate in the Purchase Plan without the approval of the Company's shareholders.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provision of sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the offering date and more than one year after the purchase date, the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or any loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the two holding periods described above.

     The foregoing is only a summary of the effect of United States federal income taxation upon the participant and the Company under laws and regulations currently in effect with respect to the purchase of shares under the Purchase Plan, is not intended to be complete and does not discuss the income tax laws of any municipality, state or foreign country.

PARTICIPATION IN THE PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and dependent on each eligible employee's election to participate and such employee's determination as to the level of payroll deduction. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year and the payroll deductions accumulated at the end of the last fiscal year in accounts under the Purchase Plan for each of the Named Executive Officers, for all executive officers as a group, for all non-executive officer directors as a group and for all non-executive officer employees who participated in the Purchase Plan as a group:

                                 PLAN BENEFITS

                          EMPLOYEE STOCK PURCHASE PLAN

                                                                   NUMBER OF SHARES
                                                              --------------------------
                                                                               DOLLAR
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION          PURCHASED(#)   VALUE($)(1)
----------------------------------------------------          ------------   -----------
Thomas C. O'Brien, .........................................        --             --
President and Chief Executive Officer(2)
Christopher Knowles, .......................................        --             --
former Chief Executive Officer(3)
Gerald C. Comis, ...........................................        --             --
Vice President, Customer Service and Industry Relations
Marcia A. McAllister, ......................................        --             --
Vice President Government Affairs
Stephen L. Green, ..........................................       480         $  985
Chief Financial Officer and Vice President -- Finance(4)
Gaspare Ruggirello, ........................................       486            999
Vice President, Corporate Counsel and Secretary(5)
Christine J. Atkins, .......................................        --             --
Vice President, Information Technology, CIO
All executive officers as a group...........................        --             --
All non-executive officer directors as a group..............        --             --
All non-executive officer employees as a group..............     1,080          2,215

---------------

(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

(2) Mr. O'Brien became an employee on November 28, 2000.

(3) Mr. Knowles served as Chief Executive Officer from December 1998 through November 2000.

(4) Mr. Green's employment terminated in March 2001.

(5) Mr. Ruggirello's employment terminated in March 2001.

(6) Ms. Atkins' employment terminated in August 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 2 APPROVING THE ADOPTION OF THE INSURANCE AUTO AUCTIONS, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

              PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the shareholders to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP.

     Representatives of KPMG LLP attend most meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with KPMG LLP can be found in the following sections of this proxy statement: "Board Committees and Meetings," "Report of the Audit Committee of the Board of Directors," and Exhibit A.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     KPMG LLP were auditors for the year ended December 31, 2000 and have been recommended to the shareholders for ratification as auditors for the year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

FEES PAID TO KPMG LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal year 2000.

Audit Fees................................................  $104,000
Financial Information Systems Design and Implementation
  Fees....................................................        --
All other fees............................................   144,000
                                                            --------
Total.....................................................  $248,000
                                                            --------

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 20, 2001 for
(i) each Director, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) any other Named Officer and (iv) all officers and Directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                        NUMBER OF      PERCENT OF TOTAL
NAME AND ADDRESS                                         SHARES      SHARES OUTSTANDING(1)
----------------                                        ---------    ---------------------
Wallace R. Weitz & Co.(2)...........................    1,949,700             16.6%
1125 S. 103rd St., Ste 600
Omaha, NE 68124-6008
ValueAct Capital Partners. L.P.(3)..................    1,924,457             16.4%
One Financial Center, Suite 1600
Boston, MA 02111
Fidelity Management & Research(4)...................      910,700              7.8%
82 Devonshire St., N4A
Boston, MA 02109
Dimensional Fund Advisors(5)........................      769,200              6.6%
1299 Ocean Ave., 11th Fl
Santa Monica, CA 90401
State of Wisconsin Investment Board(6)..............      738,700              6.3%
P.O. Box 7842
Madison, Wisconsin 53707
Sterling Capital Management(7)......................      686,282              5.8%
One First Union Center
301 S. College St
Charlotte, NC 28202-6005
Liberty Wanger Asset Management, L.P.(8)............      664,000              5.7%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Christopher G. Knowles(9)...........................      229,453              2.0%
Peter H. Kamin(3)(10)...............................       58,457
Jeffrey W. Ubben(3).................................            0                *
Thomas C. O'Brien(9)................................            0                *
Gerald C. Comis(9)..................................       57,435                *
Melvin R. Martin(9).................................       36,125                *
Marcia A. McAllister(9).............................       39,375                *
Stephen L. Green(9).................................       35,602                *
Gaspare G. Ruggirello(9)............................       43,977                *
Maurice A. Cocca(9).................................       27,500                *
Susan B. Gould(9)...................................       26,085                *
John K. Wilcox(9)...................................       16,500                *
Joseph F. Mazzella(9)...............................       15,500                *
Christine J. Atkins(9)..............................       10,000                *
All officers (including Named Officers) and
  Directors as a group (18 persons)(11).............      861,696              7.0%

---------------
  *  Less than 1%

 (1) Percentage of beneficial ownership is calculated assuming 11,732,935 shares of common stock were outstanding on March 20, 2001. This percentage includes any shares of common stock of which such individual or entity had the right to acquire beneficial ownership within sixty days of March 20, 2001, including but not limited to the exercise of an option; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

 (2) Such information is based on a Schedule 13D filed by Wallace R. Weitz & Co. with the SEC on November 20, 2000 and reflects stock held as of December 31, 2000. According to such Schedule 13D, Wallace R. Weitz & Co. has sole voting and dispositive power for all the shares.

 (3) A Schedule 13D was filed jointly by ValueAct Capital Partners, L.P. ("ValueAct Partners"), VA Partners, L.L.C. ("VA Partners"), George F. Hamel, Jr., Peter H. Kamin and Jeffrey W. Ubben. Messrs. Hamel, Kamin and Ubben are each Managing Members, principal owners and controlling persons of VA Partners. Shares beneficially owned by each of ValueAct Partners and ValueAct Partners II are reported as beneficially owned by VA Partners, as General Partner of each of such investment partnerships, and by the Managing Members as controlling persons of the General Partner. VA Partners and the Managing Members also, directly or indirectly, may own interests in one or both of such partnerships from time to time. By reason of such relationships ValueAct Partners is reported as having shared power to vote or to direct the vote, and shared power to dispose or direct the disposition of, such shares of Common Stock with VA Partners and the Managing Members. VA Partners and the Managing Members disclaim beneficial ownership of the shares of Common Stock held by each of ValueAct Partners and ValueAct Partners II. ValueAct Partners is the beneficial owner of 1,735,310 shares of Common Stock, representing approximately 14.8% of the Issuer's outstanding Common Stock. ValueAct Partners II is the beneficial owner of 130,690 shares of Common Stock, representing approximately 1.1% of the Issuer's outstanding Common Stock. VA Partners and each of the Managing Members may be deemed the beneficial owner of an aggregate of 1,866,000 shares of Issuer Common Stock, representing approximately 15.9% of the Issuer's outstanding Common Stock. In addition to the 1,866,000 shares of Common Stock of which VA Partners and each of the Managing Members may be deemed to be the beneficial owners. Mr. Kamin owns and has sole voting power to vote and dispose of 58,457 shares of common stock.

 (4) Such information is based on a Schedule 13G filed by FMR Corp. with the SEC on February 14, 2001 and reflects stock held as of December 31, 2000. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. is the beneficial owner of 500,000 shares or 4.26%. Edward C. Johnson 3d, FMR Corp, through its control of Fidelity and the funds, each has sole power to dispose of the 500,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owed subsidiary of FMR Corp. is the beneficial owner of 410,700 shares or 3.5%. Edward C. Johnson 3d and FMR Corp, through its control of Fidelity Management Trust Company, each has sole dispositive and voting power over 410,700 shares.

 (5) Such information is based on a Schedule 13G filed by the Dimensional Fund Advisors ("Dimensional") with the SEC on February 2, 2001 and reflects stock held as of December 31, 2000. According to such Schedule 13G, Dimensional has sole voting and dispositive power over all the shares.

 (6) Such information is based on a Schedule 13G filed by State of Wisconsin Investment Board with the SEC on February 14, 2001 and reflects stock held as of December 31, 2000. According to such Schedule 13G, the State of Wisconsin Investment Board retains sole voting and dispositive power for all the shares.

 (7) Such information is based on a Schedule 13G filed by Sterling Management, Inc.("Sterling") with the SEC on February 7, 2001 and reflects stock held as of December 31, 2000. According to such Schedule 13G, Sterling has shared voting and dispositive power over all the shares.

 (8) Such information is based on a Schedule 13G/A filed by Liberty Wanger Asset Management, L.P., with the SEC on February 14, 2001 and reflects stock held as of December 31, 2000. According to such

     Schedule 13G/A, Liberty Wanger Asset Management, L.P. has shared voting and dispositive power for all the shares.

 (9) Includes that portion of options to purchase shares of Common Stock granted under the 1991 Stock Option Plan that are exercisable on March 20, 2001 or will become exercisable within 60 days after that date: Mr. Knowles, 184,000 shares; Mr. O'Malia, 74,500 shares; Mr. Gerald C. Comis, 51,375 shares, Mr. Martin, 25,500 shares; Ms. McAllister, 39,375 shares; Mr. Green, 42,500 shares, Mr. Ruggirello, 42,500 shares, Mr. Cocca, 17,500 shares, Ms. Gould, 20,700 shares; Mr. Wilcox, 15,500 shares, Mr. Mazzella, 13,500 shares and Ms. Atkins, 10,000 shares.

(10) Peter H. Kamin, a director of the Company, has the sole power to vote or dispose of 58,457 shares of Common Stock. In addition, by reason of his position as Partner and managing member of ValueAct Capital Partners, LP, Mr. Kamin has shared voting and dispositive power over the 1,866,000 shares of Common Stock beneficially owned by such partnership. Accordingly, Peter
     H. Kamin may be deemed the beneficial owner of an aggregate 1,924,457 shares of Common Stock. Such information is based on a Schedule 13D filed with the SEC on February 16, 2001.

(11) Includes options to purchase 803,864 shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 20, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations from such Officers, Directors and greater than ten percent shareholders, all Section 16(a) filing requirements applicable to the Company's Directors, Executive Officers and greater than ten percent shareholders have been met except Mr. Martin was late on one occasion in filing his Form 4 "Statement of Changes in Beneficial Ownership".

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                        ADDITIONAL INFORMATION AVAILABLE

     The Company files an Annual Report on Form 10-K with the SEC. Shareholders may obtain a separate copy of this report, without charge, by writing to the Chief Financial Officer of the Company at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                                          THE BOARD OF DIRECTORS OF
                                          INSURANCE AUTO AUCTIONS, INC.

Dated: May 4, 2001

                        DIRECTIONS TO THE WYNDHAM HOTEL

                Site of the 2001 Annual Meeting of Shareholders

                               THE WYNDHAM HOTEL

                               400 Park Boulevard
                             Itasca, Illinois 60143
                             Phone: (630) 773-4000
                               Fax (630) 773-4088

FROM CHICAGO AND THE LOOP: TAKE 290 WEST TO THORNDALE (EXIT #5), STAY IN LEFT RIGHT TURN LANE, TURN RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.) TURN LEFT ON PARK BLVD. TO THE HOTEL.

FROM THE NORTH: TAKE I-94/294 SOUTH TO 90 WEST, TO 53 SOUTH/290 EAST TO THORNDALE (EXIT #5). LEFT ON THORNDALE TO SECOND LIGHT (PARK BLVD.) LEFT ON PARK BLVD. TO THE HOTEL.

FROM THE SOUTH: 294 NORTH TO 290 WEST TO THORNDALE (EXIT #5), STAY IN LEFT RIGHT TURN LANE, TURN RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.) TURN LEFT ON PARK BLVD. TO THE HOTEL.

FROM O'HARE AIRPORT: TAKE 190 OUT OF O'HARE TO 90 WEST TO ROCKFORD TO 53 SOUTH/290 EAST TO THORNDALE (EXIT #5), TURN LEFT ON THORNDALE TO PARK BLVD. (FIRST LIGHT AFTER YOU PASS HOTEL). TURN LEFT ON PARK BLVD. TO THE HOTEL.

FROM MIDWAY AIRPORT: TURN LEFT ON CICERO TO 55TH STREET, LEFT ON 55TH ST TO CENTRAL, RIGHT ON CENTRAL TO RT. 55, WEST TO 294 NORTH TO (290 WEST) TO ROCKFORD. (290 WEST WILL BE ON THE RIGHT JUST AFTER THE TOLLGATE.) TAKE 290 WEST TO THORNDALE (EXIT #5) RIGHT ON THORNDALE TO FIRST LIGHT (PARK BLVD.). TURN LEFT ON PARK BLVD. TO THE HOTEL.

                                                                      APPENDIX A

                         INSURANCE AUTO AUCTIONS, INC.

                            AUDIT COMMITTEE CHARTER

A. PURPOSE

     The Audit Committee (the "Committee") shall provide assistance to the members of the Board of Directors (the "Board of Directors" or the "Board") of Insurance Auto Auctions, Inc. (the "Company") in fulfilling their oversight functions. In so doing, it shall be the responsibility of the Committee to maintain free and open means of communication between the members of the Board, the Company's independent public accountants who audit the Company's financial statements (the "Auditors"), and the Company's financial management and the internal auditing staff. The Board shall have the ultimate authority and responsibility, based upon recommendations from the Committee, to select, and where appropriate, replace the Auditors, who are ultimately accountable to the Board of Directors and the Committee.

     The functions of the Committee are enumerated in section C of this Charter.

     While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The responsibility to plan and conduct audits is that of the Auditors. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with the Company's code of ethical conduct. The primary responsibility for these matters rests with the Company's management.

     In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Audit Committee to assure the Company's compliance with laws and regulations. The primary responsibility for these matters also rests with the Company's management. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

B. COMPOSITION

     The Committee shall be comprised of three members who shall satisfy the requirements of the National Association of Securities Dealers for companies listed on the NASDAQ National Market. Committee members and the Committee Chairman shall be designated by the full Board of Directors upon the recommendation of the Chairman of the Board.

C. FUNCTIONS

     The Committee's functions may be divided into the following general categories: (1) assessing processes related to risks and control environment,
(2) overseeing financial reporting and (3) evaluating internal and independent audit processes. The Committee shall:

          1. RISK AND CONTROL ENVIRONMENT PROCESSES

             a. Assist the Board of Directors of the Company in fulfilling its oversight functions with respect to the quality, integrity and annual independent audit of the Company's financial statements.

             b. Review periodically the Company's Code of Conduct and the Company's program to monitor compliance with that Code of Conduct.

             c. Review this Charter at least annually as conditions dictate.

             d. Perform such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board of Directors.

          2. REPORTING PROCESS

             a. Review with management, the internal auditing staff and the Auditors the Company's annual financial statements to be included in the Company's annual report on Form 10-K.

             b. Prepare a report for inclusion in the Company's proxy statement, which report will satisfy the requirements of Item 7(e)(3)of Schedule 14A under the Securities Exchange Act of 1934. In addition, the Committee will provide any other audit committee-related disclosure, in filings with the Securities and Exchange Commission or otherwise required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed.

             c. Discuss with the Auditors their judgments about the quality, not just the acceptability, of the Company accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

          3. INTERNAL AND INDEPENDENT AUDIT PROCESS

             a. Recommend to the Board of Directors the selection of the Auditors, considering, among other things, independence and effectiveness. The Committee shall review and discuss with the Auditors all significant relationships the Auditors have with the Company to determine the Auditors' independence. The Committee shall also be responsible for approving the fees and other compensation to be paid to the Auditors. The Committee shall receive from the Auditors a formal written statement delineating all relationships affecting objectivity and independence between the Auditors and the Company.

             b. Review the performance of the Auditors and the internal auditing staff, and recommend to the Board any proposed discharge of the Auditors when circumstances warrant.

             c. Review any significant disagreements between management, the internal auditing staff and the Auditors in connection with the preparation of the Company's financial statements.

             d. Review with the Auditors, management and the internal audit staff the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

             e. Provide an open avenue of communication among the Auditors, the internal auditing staff, management and the Board of Directors.

D. MEETINGS

     The Committee shall hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the Auditors or the internal auditing staff or management. Members of senior management, the Auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Committee shall meet with the Auditors, the internal auditing staff and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.

E. COMMUNICATION WITH THE BOARD OF DIRECTORS

     The Committee shall, after each meeting, report its activities, findings and conclusions to the full Board of Directors.

November 8, 2000

                                                                      APPENDIX B

                         INSURANCE AUTO AUCTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                   (AMENDED AND RESTATED AS OF JUNE 30, 2001)

I. PURPOSE

     The purpose of the Insurance Auto Auctions, Inc. Employee Stock Purchase Plan (the "Plan") is to promote the overall financial objectives of the Company and its shareholders by motivating Participants in the Plan to achieve long-term growth in shareholders' equity in the Company. The Plan designed to qualify as an employee stock purchase plan under Section 423 of the Code. The adoption of the Plan, as amended and restated effective as of June 30, 2001, is expressly conditioned upon the approval of the Plan by the shareholders of the Company.

II. DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     "Account" means the bookkeeping account established on behalf of a Participant to which shall be credited all contributions paid for the purposes of purchasing Common Stock under the Plan, and to which shall be charged all purchases of Common Stock pursuant to the Plan.

     "Base Salary" means the regular basis earnings paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. There shall be excluded from the calculation of Base Salary (i) all overtime payments, bonuses, commissions, profit sharing distributions and other incentive-type payments and (ii) all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means shares of the Company's common stock.

     "Company" means Insurance Auto Auctions, Inc., an Illinois corporation, and any corporate successor to all or substantially all of the assets or voting stock of Insurance Auto Auctions, Inc. which shall adopt the Plan by appropriate action.

     "Corporate Affiliate" means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

     "Effective Date" means the first day of the initial Purchase Period under the Plan, which is scheduled to commence upon the later of (i) July 1, 1993 or
(ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of such initial Purchase Period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

     "Eligible Employee" means any person who is engaged, on a regularly scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Participant" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

     "Participating Company" means the Company and any Corporate Affiliate or Affiliates now existing or at any time hereafter created or acquired.

     "Plan Year" means the calendar year, provided that the initial Plan Year begins with the Effective Date and ends December 31, 1993.

     "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated pursuant thereto.

     "Service" means the period during which an individual is in the employ of the Company or any Corporate Affiliate and shall be measured from the later of
(i) his or her hire date or (ii) the date of the Company's acquisition of that Corporate Affiliate.

III. ADMINISTRATION

     The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. A majority of the members of the committee acting as Plan Administrator shall constitute a quorum at any meeting thereof (including telephone conferences) and the acts of a majority of the members present, or acts unanimously approved in writing by all members without a meeting, shall be the acts of the Plan Administrator. A member shall be considered for this purpose only if, at the time he exercises discretion in administering the Plan, he is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Board shall have the authority to remove, replace or fill any vacancy of any member of the committee acting as Plan Administrator upon notice to such committee and the affected member. Any member of the committee acting as Plan Administrator may resign upon notice to the President of the Company or to the Board. The Plan Administrator may delegate such duties and responsibilities as it deems appropriate. Subject to the provisions of the Plan, the Plan Administrator shall have the full and final authority in its discretion to:

          (a) determine from time to time whether a person is an Eligible Employee;

          (b) determine the number of shares of Common Stock available as of the beginning of any Purchase Period or subject to each Purchase Right;

          (c) provide for the acceleration of the right to exercise a Purchase Right (or portion thereof);

          (d) determine what securities law requirements are applicable to the Plan, Purchase Rights and the issuance of shares of Common Stock hereunder and request of a Participant that appropriate action be taken;

          (e) cancel, with the consent of the holder or as otherwise provided in the Plan Agreement, outstanding Purchase Rights;

          (f) require as a condition of the exercise of a Purchase Right or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be required by law;

          (g) determine the restrictions or limitations on the transfer of Common Stock;

          (h) determine whether a Purchase Right is to be adjusted, modified or purchased, or become fully exercisable under Section VI. B. of the Plan;

          (i) appoint and compensate agents, counsel, auditors or other specialists to aid in the discharge of its duties;

          (j) correct any defect, supply any omission or reconcile any inconsistency in the Plan relating to a Purchase Right, in such manner and to the extent the Plan Administrator shall determine in order to carry out the purposes of the Plan; and

          (k) construe and interpret this Plan, and take all other actions and make all other determinations and take all other actions deemed necessary or advisable for the administration of this Plan.

     A member of the committee acting as Plan Administrator shall not exercise any discretion respecting himself under the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV. PURCHASE PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive periods ("Purchase Periods") until such time as
(i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section IX.

     B. The Plan shall be implemented in a series of successive Purchase Periods, each of a duration of six (6) months. The initial Purchase Period will begin upon the later of (i) July 1, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and will end on the last business day in December 1993. Subsequent Purchase Periods shall run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December each year.

     C. Under no circumstances shall any Purchase Period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

     D. The Participant shall be granted a separate Purchase Right for each Purchase Period in which he or she participates. The Purchase Right shall be granted on the start date of the Purchase Period and shall be automatically exercised on the last day of that period.

     E. The acquisition of Common Stock through plan participation during any Purchase Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Purchase Period.

V. ELIGIBILITY AND PARTICIPATION

     A. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan on the start date of any Purchase Period beginning on or after his or her completion of the number of months of Service specified from time to time by the Plan Administrator. Unless otherwise specified by the Plan Administrator, there shall be no minimum eligibility requirements for participation in the Plan. The Plan Administrator may increase or decrease the eligibility period to be effective at the start of the next Purchase Period.

     B. To participate for a particular Purchase Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or is designate) on or before the start date of that Purchase Period.

     C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the Purchase Period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the entire Purchase Period and for each successive Purchase Period under the Plan, except to the extent such rate is changed in accordance with the following guidelines:

     - The Participant may, at any time during the Purchase Period, reduce his or her rate of payroll deduction. Such reduction shall become effective as soon as possible following the filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction per Purchase Period.

     - The Participant may, prior to the commencement of any new Purchase Period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form which the Plan Administrator (or its designate). The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the new Purchase Period.

Payrolls deduction will automatically cease upon the termination of the Participant's Purchase Right in accordance with the applicable provisions of
Section VII below.

VI. STOCK SUBJECT TO PLAN

     A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchase on the open market. The total number of shares which may be issued under the Plan shall not exceed 150,000 shares (subject to adjustment under Section VI. B. below).

     B. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant during any one Purchase Period and (iii) the class and number of securities and the price per share in effect under each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII. PURCHASE RIGHTS

     A. Purchase Rights of Eligible Employees. An Eligible Employee who participates in the Plan for a particular Purchase Period shall have the right to purchase shares of Common Stock upon the terms and conditions set forth in this Section VII ("Purchase Rights") and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     B. Purchase Price. Common Stock shall be issuable at the end of each Purchase Period at a Purchase Price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the start date of the Purchase Period or (ii) the fair market value per share on the purchase date at the end of that Purchase Period (the "Purchase Price").

     C. Valuation. For purposes of the Plan, the fair market value per share of Common Stock on any relevant date shall be the closing selling price per share on that date, as officially quoted on the Nasdaq National Market. If there is no quoted selling price for such date, then the closing selling price per share of Common Stock on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

     D. Number of Purchasable Shares.

          (i) The number of shares purchasable per Participant during the Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that period by the Purchase Price in effect for such period.

          (ii) In addition, the following limitations shall be in effect for the initial Purchase Period beginning July 1, 1993 and ending December 31, 1993: (a) Participants subject to the short-swing profit rules of the federal securities laws may not purchase more than One Thousand Seven Hundred Fifty (1,750) shares of Common Stock in the aggregate and (b) all Participants as a group may not purchase more than Forty-Three Thousand Five Hundred (43,500) shares of Common Stock.

          (iii) Under no circumstances shall Purchase Rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     E. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the start date of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to the Participant's Account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

     F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding Purchase Rights:

          (i) A Participant may, at any time prior to the last five (5) business days of the Purchase Period, terminate his or her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right and, at the Participant's election, any payroll deductions collected to date during the Purchase Period shall be immediately refunded or held for the purchase of shares at the end of the Purchase Period. If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the Purchase Period.

          (ii) The termination of such Purchase Right shall be irrevocable, and the participant may not subsequently rejoin the Purchase Period for which the terminated Purchase Right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new Purchase Period.

          (iii) If the Participant ceases to remain an Eligible Employee while his or her Purchase Right remains outstanding, then such Purchase Right shall immediately terminate, and the Participant (or the personal representative of the Participant's estate in the event of his or her death) shall have the following election, exercisable up until the end of the Purchase Period in which such cessation of Eligible Employee status occurs:

             (a) to withdraw all of the Participant's payroll deductions for that Purchase Period; or

             (b) to have such funds held for the purchase of shares at the end of that Purchase Period.

If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the Purchase Period. In no event, however, may any additional payroll deductions be made on the Participant's behalf following his or her cessation of status as an Eligible Employee.

     G. Stock Purchase. On the last day of the Purchase Period, shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Section VII.
F. above). The purchase shall be effected by applying each Participant's payroll deductions for the Purchase Period to the purchase of whole shares of Common Stock (subject to the foregoing limitations on both the maximum and aggregate number of purchasable shares) at the Purchase Price in effect for that Purchase Period. However, any payroll deductions not applied to the purchase of Common Stock by reason of (i) the limitation on the maximum number of shares purchasable by the Participant during the Purchase Period or
(ii) the maximum number of shares purchasable in the aggregate during the initial Purchase Period shall be promptly refunded to the Participant.

     H. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding Purchase Rights on any particular date exceed the number of shares then available for issuance under the Plan (including the limitation on issuances for the initial Purchase Period), the Plan Administrator shall make a pro-rata allocation for the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate Purchase Price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     I. Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding Purchase Right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. A Participant shall be entitled to receive, as soon as practicable after the end of the Purchase Period, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship.

     J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the Purchase Right shall be exercisable only by the Participant.

     K. Change in Control. If there is a Change in Control of the Company (as defined herein) or the Plan Administrator reasonably anticipates a Change in Control is likely to occur then (1) the Plan Administrator may cause each Purchase Right to be immediately exercisable; (2) the Plan Administrator may provide that upon such Change in Control each Purchase Right may be purchased by the Company in an amount equal to the excess, if any, of the aggregate fair market value per share of Common Stock subject to the Purchase Right (or portion thereof) over the aggregate Purchase Price of the shares subject to the Purchase Right (or portion thereof) which the Plan Administrator determines to purchase; or (3) the Company may provide for any combination of (1) and (2) above. For purposes of this Section VII. K., the aggregate fair market value per share of Common Stock subject to the Purchase Right that the Plan Administrator determines to purchase shall be determined by the Plan Administrator by reference to the cash or fair market value of the securities, property or other consideration receivable pursuant to the Change in Control described in this
Section VII. K. The aggregate Purchase Price of the Common Stock shall be determined by multiplying the number of such shares by the Purchase Price. In the event of a Change in Control, and if the Purchase Right is unexercised and the Plan Administrator does not exercise its discretion hereunder to purchase the Purchase Right, then the Purchase Right shall be regarded as the right to receive the securities, property, cash or other consideration receivable by stock holders of the Company immediately prior to the Change in Control. The provisions of this Section VII. K. shall be construed consistently with the terms of conditions of any regulation or ruling respecting the status of Purchase Rights under Section 423 of the Code and the receipt of cash or other consideration coincident with the cancellation of such Purchase Rights, and in order to provide the Participant the economic benefit of the Purchase Right without incurring liability under Section 16(b) of the Exchange Act. A "Change in Control" shall be deemed to have occurred on the first to occur of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (1) the then outstanding shares of Common Stock of the Company or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the

     "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
     (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and
     (3) of subsection (iii) of this Section VII. K.; or

          (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this
     Section VII. K., that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than seventy-five percent (75%) of, respectively, the outstanding shares of Common Stock, and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than twenty-five percent (25%) of, respectively, the outstanding shares of Common Stock of the corporation resulting from such corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the shareholders of the Company of such Corporate Transaction will constitute at least a majority of the members of the board of directions of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section VII. K., assuming for this purpose that such transaction were a Corporate Transaction.

VIII. ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Purchase Right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Purchase Right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the right to acquire Common Stock purchase to each Purchase Right outstanding under the Plan shall accrue as follows:

          (i) The right to acquire Common Stock under each such Purchase Right shall accrue as and when the Purchase Right first becomes exercisable on the last business day of the Purchase Period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more Purchase Rights held by the Participant during such calendar year.

          (iii) If by reason of such accrual limitations, any Purchase Right of a Participant does not accrue on the last business day of a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period shall be promptly refunded.

     C. In the event there is any conflict between the provisions of this
Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX. AMENDMENT AND TERMINATION

     A. Except as described below, the Board may at any time amend, waive, discharge or terminate the Plan even with prejudice to a Participant. The Board or the Plan Administrator may amend, waive, discharge, terminate, modify, extend, replace or renew an outstanding Purchase Right, even with prejudice to a Participant, provided such a change does not cause the Plan to fail to be a plan as described in Section 423 of the Code. However, the Board may not, without the approval of the Company's shareholders:

          (i) materially increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section
     VI. B.;

          (ii) alter the Purchase Price formula so as to reduce the Purchase Price payable for the shares issuable under the Plan; or

          (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

X. GENERAL PROVISIONS

     A. The Plan shall become effective on the designated Effective Date, provided that no Purchase Period shall commence, and no shares of Common Stock shall be issued hereunder until (i) the Plan shall have been approved by the shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

     B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

     D. The provisions of the Plan shall be governed by the laws of the state of Illinois without resort to that state's conflict-of-laws rules.

                                      PROXY

                          INSURANCE AUTO AUCTIONS, INC.

                  ANNUAL MEETING OF SHAREHOLDERS, JUNE 13, 2001

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF INSURANCE AUTO AUCTIONS, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 13, 2001 and the Proxy Statement and appoints Thomas C. O'Brien and Joseph F. Mazzella, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Insurance Auto Auctions, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders to be held at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on Wednesday, June 13, 2001 at 10:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

 PLEASE FOLLOW THE INSTRUCTIONS ON THE BACK OF THIS CARD TO GRANT YOUR PROXY BY
     TELEPHONE OR BY INTERNET, OR RETURN THIS PROXY CARD IN THE ACCOMPANYING
             ENVELOPE AFTER SIGNING AND DATING IT ON THE OTHER SIDE.
              NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES

                          INSURANCE AUTO AUCTIONS, INC.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF A NEW AND CONVENIENT WAY BY WHICH YOU CAN VOTE YOUR SHARES -- ELECTRONICALLY, BY EITHER TELEPHONE OR THE INTERNET.

BY TELEPHONE. ON A TOUCH-TONE TELEPHONE, CALL 1-877-779-8683. LISTEN TO THE RECORDED INSTRUCTIONS, USE THE CONTROL NUMBER PRINTED IN THE BOX IN THE UPPER RIGHT CORNER OF THIS PROXY CARD TO ACCESS THE SYSTEM, AND USE YOUR TELEPHONE KEY PAD TO VOTE.

OVER THE INTERNET. ACCESS THE WORLD WIDE WEB SITE HTTP://WWW.EPROXYVOTE.COM/IAAI AND FOLLOW THE INSTRUCTIONS POSTED ON THE WEB SITE.

Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card. By signing this proxy card or voting by telephone or over the Internet, you acknowledge receipt of the Notice of Annual Meeting of Shareholders to be held June 13, 2001 and the Proxy Statement dated May 4, 2001.

With respect to other matters that properly come before the Annual Meeting or any adjournment of the Annual Meeting, which, as of May 4, 2001, the proxies named above do not know are to be presented at the Annual Meeting, those proxies are authorized to vote upon those matters in their discretion.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS.

1. To elect the following as directors to serve for a term ending upon the 2002 Annual Meeting of Shareholders or until their successors are elected and duly qualified (except as marked to the contrary below):

                                                    WITHHOLD
                                                  AUTHORITY TO
                                   FOR ALL        VOTE FOR ALL         FOR ALL
                                   NOMINEES         NOMINEES           EXCEPT
                                     [ ]              [ ]                [ ]

NOMINEES:  01 Joseph F. Mazzella   02 Thomas C. O'Brien     03 Maurice A. Cocca
           04 Susan B. Gould       05 Peter H. Kamin        06 Melvin R. Martin
           07 Jeffrey W. Ubben     08 John K. Wilcox

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

                                               FOR          AGAINST      ABSTAIN
2.   To approve the Company's Amended and
     Restated Employee Stock Purchase Plan.    [ ]            [ ]          [ ]

3.   To ratify the appointment of KPMG LLP
     as the Company's independent auditors
     for the fiscal year ending
     December 31, 2001.                        [ ]            [ ]          [ ]

4.   To transact such other business as may    MARK HERE FOR ADDRESS CHANGE AND
     properly come before the Annual Meeting   NOTE AT LEFT
     and at any adjournment or postponement
     thereof.
                                               If no specification is made, this
                                               proxy will be voted FOR the
                                               election of the nominees listed
                                               above and FOR the ratification of
                                               the appointment of KPMG LLP.

-------------------------------------------    ---------------------------------
Signature                                      Date